SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 30, 2000


                               INKTOMI CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                          000-24339             94-323810
(STATE OR OTHER JURISDICTION OF        COMMISSION FILE      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)            NUMBER         IDENTIFICATION NUMBER)




                              4100 E. THIRD AVENUE
                              FOSTER CITY, CA 94404
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (650) 653-2800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS

         On June 30, 2000 the board of directors of Inktomi Corporation adopted a Shareholders' Rights Plan. Under the plan, Inktomi will issue a dividend of one right for each share of common stock -- par value of $0.001 per share -- of Inktomi held by stockholders of record as of the close of business on August 21, 2000. The plan is designed to assure stockholders fair value in the event of a future unsolicited business combination or similar transaction involving Inktomi. Each right will initially entitle stockholders to purchase a fractional share of the Inktomi's preferred stock for $1000.00. However, the rights are not immediately exercisable and will become exercisable only upon the occurrence of certain events. Upon certain other events, unless redeemed for $0.001 per right, the rights will become exercisable by holders, other than rights held by an unsolicited third party acquirer, for shares of Inktomi or of the third party acquirer having a value of twice the right's then-current exercise price. Further details of the plan are outlined in a letter that will be mailed to stockholders as of the record date.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INKTOMI CORPORATION
                                               (Registrant)

Date:  July 14, 2000

                                           By:   /s/ David C. Peterschmidt
                                                 -------------------------
                                           David C. Peterschmidt
                                           President and Chief Executive Officer